[R&G LOGO]


FOR RELEASE: Immediately

CONTACT:     Victor J. Galan                    Joseph R. Sandoval
             Chairman and CEO                   Executive Vice President & CFO
             (787) 766-8301                     (787) 756-2801
             Website:www.rgonline.com

                R&G FINANCIAL REPORTS RECORD EARNINGS FOR FOURTH
                    QUARTER AND YEAR ENDED DECEMBER 31, 2003

         San Juan, Puerto Rico, January 20, 2004 -- R&G Financial Corporation ("the Company") (NYSE:RGF), the financial holding company of R-G Premier Bank, R-G Crown Bank and R&G Mortgage Corp., today reported record earnings for the fourth quarter and year ended December 31, 2003. For the year ended December 31, 2003, net income amounted to $131.0 million, compared to $96.3 million in 2002, an improvement of 36%. For the fourth quarter of 2003, net income amounted to $36.1 million compared to $27.1 million for the fourth quarter of 2002, an increase of 33%.

         For the year ended December 31, 2003, consolidated earnings per diluted share were $3.37, compared to $2.49 for 2002, an increase of 35%; for the fourth quarter of 2003, consolidated earnings per diluted share were $0.94, compared to $0.68 per diluted share for the fourth quarter of 2002, an increase of 38%.

         The Company's return on equity during the fourth quarter of 2003 was 24.52%, while its return on assets was 1.80%.





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R&G Financial Corporation
Page 2


         For the fourth quarter of 2003, gain on the origination and sale of loans increased 41% to $38.9 million, while the Company's net interest income increased by 22% to $53.4 million. For the year ended December 31, 2003, gain on the origination and sale of loans increased 72% to $146.9 million, while the Company's net interest income increased by 23% to $188.0 million.

         The increase in earnings during the fourth quarter of 2003 also reflects a significant decrease in servicing related impairment charges. Impairment charges (included in operating expenses) of the Company's servicing asset for the fourth quarter and year ended December 31, 2003 were $5.6 million and $37.7 million, respectively, compared to $7.3 million and $21.0 million during the 2002 respective periods. The lower charges during the quarter reflect lower mortgage prepayment rates as a result of recent increases in interest rates for mortgage loans. In spite of the increase in rates during the quarter, loan production remained strong. Total loan production during the fourth quarter of 2003 was $1.1 billion, a 23% increase over the same period in 2002; total loan production during the year ended December 31, 2003 was $4.5 billion, a 52% increase, driven principally by the Company's ongoing expansion in commercial and residential lending in Central Florida and Puerto Rico as well as increased refinancings during the year in its mortgage banking segment due to low interest rates.

         Total assets of R-G Crown Bank at the end of the fourth quarter were $1.3 billion, increasing 56.4% during the year. Total banking assets increased 34.6% during the year to $7.4 billion, which represented 90.3% of the Company's consolidated assets at December 31, 2003.
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R&G Financial Corporation
Page 3

         Commenting on the record results for the fourth quarter and year ended December 31, 2003, Mr. Victor J. Galan, Chairman of the Board and CEO of the Company indicated:

         "We are very pleased to report these excellent results during the quarter and year ended December 31, 2003. During the quarter, the Company continued to successfully expand its loan portfolio, which is attributable both to general market growth coupled with the Company's ongoing penetration in residential and commercial lending in Central Florida and Puerto Rico. The loan portfolio grew to a record $4.0 billion, or a 47% increase from the prior year-end, which positions the Company very well for its future performance. As a result, during the fourth quarter of 2003, the Company's net interest income alone grew an impressive 12% on a linked quarter basis (48% on an annual basis). We continue to believe that the impact of any decrease in the volume of mortgage loan refinancings that could occur in the future due to higher interest rates should not be significant to the overall financial performance of the Company due to the Company's ongoing expansion and the continued strength in Central Florida's lending markets and Puerto Rico's new construction sector. 2004 should be another strong year for R&G, with continued growth and greater profitability."









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R&G Financial Corporation
Page 4

         R&G Financial currently in its 32nd year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries: R-G Premier Bank of Puerto Rico, one of the fastest growing commercial banks in Puerto Rico, R-G Crown Bank, the Company's Florida federal savings bank with branches in the Orlando and Tampa/St. Petersburg Florida markets, R&G Mortgage Corp., the second largest mortgage loan originator and servicer of mortgage loans in Puerto Rico, Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Continental Capital Corporation, R-G Crown's New York and North Carolina based mortgage banking subsidiary, Home and Property Insurance Corporation, its Puerto Rico insurance agency, and R-G Investments Corporation, its Puerto Rico broker-dealer. As of December 31, 2003 the Company, with total assets of $8.2 billion, operated 32 bank branches in Puerto Rico, 14 bank branches in the Orlando and Tampa/St. Petersburg Florida markets, 5 mortgage and 7 commercial lending offices in the United States, and 45 mortgage offices in Puerto Rico, including 25 facilities located within R-G Premier's branches.





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"SAFE HARBOR" STATEMENT UNDER THE PRIVACY SECURITIES LITIGATION REFORM ACT OF
1995

         Statements made in this Press Release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and R&G Financial assumes no obligation to update this information. Because actual results may differ materially from expectation, R&G Financial cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting R&G Financial, please see the Company's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission.





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R&G Financial Corporation
Page 5



                                                                           At                     At                 At
                                                                     December 31, 2003   September 30, 2003  December 31, 2002
                                                                     -----------------   ------------------  -----------------
(Dollars in Thousands, except for per share data)

SELECTED BALANCE SHEET DATA
(Unaudited)

Total assets                                                             $ 8,198,880        $ 7,835,001        $ 6,277,246

Loans receivable, net                                                      4,048,507          3,754,039          2,759,689

Mortgage loans held for sale                                                 315,691            240,535            258,738

Mortgage-backed and investment securities held for                            38,355             40,949             74,757
trading

Mortgage-backed and investment securities available                        3,121,108          3,175,601          2,556,913
  for sale

Mortgage-backed and investment securities held to                             78,200             71,320             75,591
  maturity

Servicing asset                                                              119,610            124,149            142,334

Cash and cash equivalents                                                    234,318            176,778            197,643

Deposits                                                                   3,555,764          3,431,976          2,802,324

Securities sold under agreements to repurchase                             2,220,795          2,112,382          1,489,758


Notes payable                                                                192,259            194,632            194,607

Other borrowings                                                           1,287,270          1,191,464            985,790

Stockholders' equity                                                         750,353            725,132            662,218

Common stockholders' equity                                                  537,353            512,132            449,218

Total # of common shares outstanding                                      34,044,222         34,043,944         33,993,262

Common Stockholders' equity per share                                    $     15.78        $     15.04        $     13.21


Servicing portfolio                                                      $10,942,821        $10,924,263        $10,991,944

Book value of servicing portfolio                                               1.09%              1.14%              1.29%

Allowance for loan losses (ALL)                                               39,676             35,729             32,676

Non-performing loans (NPL's)                                                  85,414             87,803             78,199

NPL's/Total loans                                                               1.98%              2.21%              2.71%

All/Total loans                                                                 0.92%              0.90%              1.13%

All/Total Non-performing loans                                                 46.45%             40.69%             41.79%

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R&G Financial Corporation
Page 6

                                             FOR THE THREE MONTHS ENDED                   FOR THE YEAR                THREE MONTHS
                                                    DECEMBER 31,                       ENDED DECEMBER 31,                 ENDED
                                                    (UNAUDITED)                           (UNAUDITED)                   SEPT.30,
                                                                                                                      (Unaudited)
                                             ---------------------------          -------------------------          ------------
                                                2003              2002              2003              2002               2003
                                             --------            ------           -------           -------          -------------
                                                           (Dollars in Thousands, except for per share data)
SELECTED INCOME STATEMENT DATA

REVENUES:

Net interest income                            53,450      $     43,725      $    187,983      $    153,089      $     47,743

Provision for loan losses                      (5,600)           (4,500)          (18,556)          (18,020)           (4,292)

Net interest income after provision
  for loan losses                              47,850            39,225           169,427           135,069            43,451

Net gain on origination and sale of
  loans                                        38,923            27,697           146,893            85,538            30,167

Loan administration and other fee
  income                                       17,028            17,194            76,907            63,632            20,530

    TOTAL REVENUES                            103,801            84,116           393,227           284,239            94,148

OPERATING EXPENSES:

Employee compensation and benefits             18,555            13,157            63,585            45,244            15,377

Office occupancy and equipment                  6,496             5,525            24,761            19,631             6,489

Other administrative and general               31,599            29,532           131,486            94,363            26,638

   TOTAL EXPENSES                              56,650            48,214           219,832           159,238            48,504

Income before income taxes                     47,151            35,902           173,395           125,001            45,644

Income taxes                                  (11,011)           (8,760)          (42,372)          (28,659)          (11,352)

Net income                               $     36,140      $     27,142      $    131,023      $     96,342      $     34,292

Less:  Preferred stock dividends               (3,971)           (3,971)          (15,884)          (14,955)           (3,971)

Net income available to common
  stockholders                                 32,169            23,171           115,139            81,387            30,321

Net income per common share - Basic      $       0.94      $       0.68      $       3.38      $       2.51      $       0.89

Net income per common share - Diluted    $       0.94      $       0.68      $       3.37      $       2.49      $       0.89

Average shares outstanding - Basic         34,043,986        33,990,538        34,038,434        32,420,877        34,043,641

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
Average shares outstanding - Diluted       34,194,286        34,180,444        34,187,586        32,706,465        34,193,941

Return on common equity                         24.52%            21.19%            23.45%            21.77%            24.26%

Return on assets                                 1.80%             1.74%             1.80%             1.76%             1.82%

Total Loan Production                    $  1,079,976      $    880,936      $  4,464,099      $  2,942,684      $  1,271,046
Pro-forma EPS (diluted)
  to give effect to 3 for 2
  stock split to be effected
  on January 29, 2004                    $       0.63      $       0.45      $       2.25      $       1.66      $       0.59